Exhibit 3.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CHARDAN GLOBAL ACQUISITION CORP.”, CHANGING ITS NAME FROM “CHARDAN GLOBAL ACQUISITION CORP.” TO “CHARDAN INTERNATIONAL ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2019, AT 2:29 O’ CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

7508423 8100 SR# 20196018120	Authentication: 203234906 Date: 07-17-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHARDAN GLOBAL ACQUISITION CORP.

I, Jonas Grossman, being the President of Chardan Global Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST.      The name of the Corporation is: Chardan Global Acquisition Corp.

SECOND.     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Secretary”) on July 10, 2019 (the “Certificate of Incorporation”)

THIRD.     The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST, which shall read in its entirety as follows:

“FIRST: The name of the corporation is: Chardan International Acquisition Corp. (the “Corporation”)”

FOURTH.     This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 12th day of July, 2019.

/s/ Jonas Grossman
Name: Jonas Grossman
Title: President

17958661.1 230404-10001	State of Delaware Secretary of State Division of Corporations Delivered 02:29 PM 07/17/2019 FILED 02:29 PM 07/17/2019 SR 20196018120 - File Number 7508423